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                                IMAX CORPORATION
                                  Exhibit 32.2

                                 CERTIFICATIONS

            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED
                                  STATES CODE)

      Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), I, Richard
L. Gelfond, Co-Chief Executive Officer of IMAX Corporation, a Canadian corporation (the "Company"), hereby certify, to my knowledge, that:

      The Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2004 (the "Form 10-Q/A") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 27, 2004                                "Richard L. Gelfond"
                                                  ------------------------------
                                                  Richard L. Gelfond
                                                  Co-Chief Executive Officer